Exhibit 4.5

DECLARATION OF TRUST OF

AMERICANWEST CAPITAL TRUST IV

THIS DECLARATION OF TRUST is made as of May 21, 2008 (this “Declaration”), by and among AmericanWest Bancorporation, a Delaware corporation, as sponsor (the Sponsor”), Wilmington Trust Company, a Delaware banking corporation, as trustee of the Trust (the “Trustee”), and Robert M. Daugherty, Patrick J. Rusnak, and Jay B. Simmons, each an individual employed by the Sponsor, as administrators of the Trust (each of such administrators an “Administrator” and collectively, the “Administrators”). The Sponsor, the Trustee and the Administrators hereby agree as follows:

1.	The trust created hereby shall be known as “AmericanWest Capital Trust IV” (the “Trust”), in which name the Trustee, the Administrators or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.	The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801, et seq. (the “Delaware Statutory Trust Act”), and that this Declaration constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached to this Declaration.

3.	The Sponsor, the Trustee and the Administrators will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust (i) the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (ii) the Sponsor shall take or cause to be taken any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee or any Administrator may take all actions which the Sponsor deems necessary, convenient or incidental to effect the transactions contemplated herein. The Trustee shall not have any duty or obligation under or in connection with this Declaration or any document contemplated hereby, except as expressly provided by the terms of this Declaration, and no implied duties or obligations shall be read into this Declaration against the Trustee. The right of the Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.

4.

The Sponsor, as an agent of the Trust is hereby authorized (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with NASDAQ (the “Exchange”) and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on the Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to prepare, execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust, (v) to negotiate, execute and deliver on behalf of the Trust an underwriting agreement relating to the Capital Securities, among the Trust, the Sponsor and the several underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement, and (vi) to prepare, execute and deliver on behalf of the Trust any and all documents, certificates, papers, instruments and other writings as it deems desirable in connection with any of the foregoing. In the event that any filing referred to above is required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws to be executed on behalf of the Trust by the Trustee, the Trustee, in its capacity as trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company, in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws. In connection with the filings referred to above, the Sponsor and the Administrators each hereby constitutes and appoints Robert M. Daugherty, Patrick J. Rusnak, and Jay B. Simmons, and each of them, as its or his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Sponsor or such Administrator or in the Sponsor’s or such Administrator’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to any such filings (including the 1933 Act Registration Statement and the 1934 Act Registration Statement) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, the Exchange and administrators of state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Administrator might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue thereof.

5.	Each Administrator and the Trustee is authorized to take such action or refrain from taking such action under this Declaration as it may be directed in writing by the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, or regarding compliance with any direction it received hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

6.	(a) The Trustee, its officers, directors, agents and servants, and the Administrators (collectively, the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor, any holder of Trust securities or any other person or entity (the Trust, the Sponsor and any holder of Trust securities being a “Covered Person”) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by a Fiduciary Indemnified Person in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Declaration or by law, except that a Fiduciary Indemnified Person may be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person’s own negligence, bad faith or willful misconduct with respect to such acts or omissions.

(b) A Fiduciary Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Person reasonably believes are within such other person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust securities might properly be paid.

(c) The Sponsor agrees, to the fullest extent permitted by applicable law, (i) to indemnify, defend and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever (collectively, “Expenses”) incurred by or asserted against a

Fiduciary Indemnified Person by reason of the creation, operation or termination of the Trust or the transactions contemplated by this Declaration, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any Expenses incurred by the Fiduciary Indemnified Person to the extent such Expenses result from the negligence, bad faith or willful misconduct of such Fiduciary Indemnified Person, and (ii) to advance to each such Fiduciary Indemnified Person expenses (including reasonable legal fees and expenses) incurred by such Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Sponsor of an undertaking by or on behalf of such Fiduciary Indemnified Person to repay such amount if it shall be determined by a court of competent jurisdiction in a final decision that includes a specific finding that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

(d) The provisions of this Section shall survive the termination of this Declaration or the earlier resignation or removal of any Fiduciary Indemnified Persons.

7.	The number of trustees of the Trust initially shall be one (1) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, to the extent required by the Delaware Statutory Trust Act, there shall at all times be one trustee of the Trust that shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days’ prior notice to the Sponsor.

8.	This Declaration may be executed in one or more counterparts.

9.	This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

AmericanWest Bancorporation, as Sponsor

By:
Name:
Title:

Wilmington Trust Company, as Trustee

By:
Name:
Title:

Administrator

Administrator

Administrator

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